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                                                                     Exhibit 1.2



                          The Share Handling Regulation


     Established on July 25, 1947

     Amended on October 1, 2001


                          Chapter I. General Provisions

(Purpose)
Article 1
Transfer of shares of the Company, purchase of Odd-Lot Shares and other handling of shares as well as the fees therefore shall be governed by this regulation. Any material amendment to this regulation shall require approval of the Board of Directors.

(Transfer Agent)
Article 2
The transfer agent of the Company and its place of handling business and secondary transfer office shall be as follows.
  Transfer Agent:              The Chuo Mitsui Trust & Banking Co., Ltd.
  Place of handling business:  The Chuo Mitsui Trust & Banking Co., Ltd.
                               Head Office
  Secondary Transfer Office:   The Chuo Mitsui Trust & Banking Co., Ltd.
                               Branch offices nationwide
                               Japan Securities Agents, Ltd., Headquarters and branch offices

(Kinds of Share Certificate)
Article 3
The denominations of share certificates to be issued by the Company shall be in the denominations of 100,000 shares, 10,000 shares, 1,000 shares, 500 shares, 100 shares and any other number less than 100.
Except as otherwise provided in Article 17, Article 18 and Article 19 hereof, any shareholders may not request to issue the share certificate provided in the preceding paragraph, the denomination of which is less than such number of one unit (hereinafter the "Odd-Lot Shares") as provided in Article 6 of the Articles of Incorporation.

(Method of Application, Notification or Notice)
Article 4

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An application, notification or notice hereunder shall be made in the form prescribed by the Company, with the seal impression registered under Article 11 being affixed thereto.

     In the event that an application, notification or notice hereunder is made by a proxy, a document evidencing his/her power of representation, or if consent of curator (hosanin) or assistant (hojonin) is required, a document evidencing such consent shall be submitted.


                 Chapter II. Registration of Transfer of Shares

(Registration of Transfer of Shares)
Article 5
In the case of application for the registration of a transfer of shares, a prescribed form shall be submitted together with the share certificate concerned.
In the case of application for the registration of a transfer of shares for any reason other than assignment, the share certificate and a document evidencing the transfer shall be attached to the prescribed form. Provided, however, that the submission of share certificates shall not be required if such certificates have not been issued.
In the event that certificates of Odd-Lot Shares submitted for the registration of transfer of shares constitute a whole unit, unless otherwise notified by the applicant, the certificates shall be combined to the share certificate of a full share unit.

(Transfer of Shares as Otherwise provided for by Laws)
Article 6
If any specific procedures are required by laws for the transfer of shares, a written application shall be submitted together with the relevant share certificates and a document evidencing the completion of such procedures.


      Chapter III. Registration of Pledges and Recordation of Trust Assets

(Registration or Cancellation of Pledges)
Article 7
If an application is made for the registration or a creation, alteration, or cancellation of a pledge, a prescribed application form jointly signed by the pledgor and pledgee shall be submitted, together with the share certificates concerned.

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(Recordation of Cancellation of Trust Assets)
Article 8
If an application is made for the recordation of a designation of shares as trust assets or the cancellation thereof, a prescribed application form shall be submitted either by the settlor or the trustee, together with the share certificates concerned.


                Chapter IV. Non-Possession of Share Certificates

(Notice of Non-possession of Share Certificates)
Article 9
In order to give notice of an election not to possess share certificates, a prescribed notice form shall be submitted, together with the share certificates concerned. Provided, however, that the submission of share certificates shall not be required if such share certificates have not been issued.

(Application for issuance of Non-possessed Share Certificates)
Article 10
In the event that a shareholder who has once given notice of election not to possess share certificates requests the issuance or return of such share certificates, a prescribed application form shall be submitted. Provided, however, that if the Company treated the share certificates for which notice of election not to possess had been given, as being non-issued, the shareholder may not request to deliver a certificate of the Odd-Lot Shares.
In the case of the preceding paragraph, the Company may require to submit the notice of receipt of election not to possess given to the applicant or other proof and the receipt of the share certificate concerned.


                            Chapter V. Notifications

(Notification of Addresses, Names and Seal Impression of Shareholders)
Article 11
Shareholders, registered pledgees or their statutory representatives shall notify their addresses, names and seal impressions. Provided, however, that foreigners may substitute their specimen signature for seal impressions.
In the case of any changes in the matters notified under the preceding paragraph, such change must be notified. Provided, however, that notification of a new seal impression due to loss shall be

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accompanied by a certificate of the seal impression.

(Notification of Mail Addresses of Non-resident Shareholders)
Article 12
In addition to the notifications provided in the preceding Article, shareholders, registered pledgees or their statutory representatives who reside in foreign countries, shall notify a standing proxy appointed by them in Japan or a mailing address in Japan.
The preceding Article shall apply mutatis mutandis to the standing proxy.

(Notification of Corporate Representative)
Article 13
If a shareholder is a corporation, a representative shall be notified.
If the representative is changed, a prescribed notification form shall be submitted, together with a certified copy of the commercial register.

(Notification of Representative of Joint Shareholders)
Article 14
Those shareholders who jointly own shares shall notify a representative designated by them by a prescribed notification form signed by all joint owners together with the share certificate concerned. The change of the representative shall be treated likewise.

(Notification of Changes of entries in Shareholders' Register or Share Certificate)
Article 15
If a change in the shareholders' register or on the share certificate is requested by the following reason, a prescribed notification form shall be submitted together with the share certificate concerned and a document evidencing such fact. Provided, however, that the submission of share certificates shall not be required if such share certificates have not been issued.
(1)  Change in the family name or given name
(2) Appointment, change or discharge of statutory representatives such as a person in parent authority and a guardian
(3)  Change in the trade name or corporate name
(4)  Change in corporate organization

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                  Chapter VI. Reissuance of Share Certificates

(Reissuance due to Stock Split or Combination)
Article 16
If an application is made for issuance of new share certificates due to a stock split or combination of share certificates, a prescribed application form shall be submitted together with the share certificates concerned.

(Reissuance due to Loss)
Article 17
If an application is made for the issuance of new share certificates due to loss of share certificate, a prescribed application form shall be submitted together with the original or certified copy of the judgment of nullification of such share certificates.

(Reissuance due to Defacement or Mutilation)
Article 18
If an application is made for the issuance of new share certificates due to defacement or mutilation of share certificates, a prescribed application form shall be submitted together with the share certificates concerned. Provided, however, that if it is difficult to ascertain the genuineness of such share certificates, the preceding Article shall apply thereto.

(Reissuance due to Filled-up Column)
Article 19
In the case where the column for entry of the names of shareholders on a share certificate has been filled up, the Company shall collect such share certificate and issue a new share certificate in place thereof.


                     Chapter VII. Purchase of Odd-Lot Shares

(Method of Request for Purchase)
Article 20
In the case of a request for the purchase of the Odd-Lot Shares, a prescribed application form shall be submitted together with the share certificate concerned. Provided, however, that the submission of share certificates shall not be required if such share certificates have not been issued.

(Purchase Price)
Article 21

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The purchase price of a share of the Odd-Lot Share shall be an amount equivalent to the last sales price of the share of the Company on the Tokyo Stock Exchange on the day when such application as provided in the preceding Article reaches the place of handling business of the transfer agent or the secondary transfer office provided in Article 2. Provided, however, that if no trading of the share of the Company is made on that day, the purchase price shall be an amount equivalent to first sales price reported on the Tokyo Stock Exchange after that day.

(Payment of Purchase Price)
Article 22
The purchase price shall be paid to the person who has made such request on the day designated by the Company within the sixth business day from the next day on which the purchase price was determined pursuant to the preceding Article.
In payment of the purchase price provided in the preceding paragraph, the Company may deduct such fee as provided in paragraph 3 of Article 23.


                               Chapter VIII. Fees

(Fees)
Article 23
The fees for the handling of shares of the Company shall be as follows.
1. In the case of the issuance or delivery of share certificates pursuant to the application under Article 10 (Non-possession of share certificates):
     Yen 250 per one share certificate
2. In the case of the delivery of share certificates pursuant to the application under Article 16 (Stock Split, Combination), Article 17 (Loss) or Article 18 (Defacement, mutilation):
     Yen 250 per one share certificate
Provided, however, that no fee shall be charged in case of stock split or combination into the certificate in the denomination of 1,000 shares.
3.   In the case of purchase of the Odd-Lot Share:
     The amount equivalent to charges incurred relating to delegation of purchase of shares.
4.   No fee shall be charged for other cases than the foregoing.

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           Chapter IX. Special Provisions for Beneficial Shareholders

(Entry in Beneficial shareholders' List)
Article 24
Entry to the beneficial shareholders' list of the Company shall be made pursuant to notification and the slip of beneficial shareholders submitted to the transfer agent by each of Japan Securities Depository Center (hereinafter "JASDEC") and securities companies etc (hereinafter the "Participant") having accounts with JASDEC in regard to deposit and transfer of shares.

(Beneficial Shareholders' Slips)
Article 25
Beneficial shareholders shall submit their slips of beneficial shareholders to the transfer agent through the Participant.

(Consolidation of Names)
Article 26
If a shareholder entered in the shareholders' register and a beneficial shareholder entered in the beneficial shareholders' list are recognized to be the same person according to the address and name, the numbers of shares entered in the shareholders' register and beneficial shareholders' list shall be added up for the purpose of exercising the shareholders' rights.

(Notifications of Beneficial Shareholders)
Article 27
Provisions of Chapter V shall apply mutatis mutandis to beneficial shareholders. Provided, however, that in the case of changes in the beneficial shareholders' list, the submission of share certificates shall not be required.
A beneficial shareholder shall give notification provided in the preceding paragraph to the transfer agent through the Participant. Provided, however, that notification may be made without through the Participant in the case of changes of the seal impression or specimen signature.

(Purchase of Odd-Lot Shares from Beneficial Shareholders)
Article 28
Provisions of Chapter VII shall apply mutatis mutandis to beneficial shareholders. Provided, however, that request for the purchase of the Odd-Lot Shares shall be made by a beneficial shareholder to the transfer agent through the Participant.

(Others)
Article 29

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Other matters relating to the handling of shares with respect to beneficial shareholders shall be governed by this Chapter and so long as procedures are made through the Participant, by rules of JASDEC and/or the Participant.

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                       CERTIFICATE OF ENGLISH TRANSLATION

     Pursuant to Rule 306 of Regulation S-T, the undersigned hereby certifies that the attached Share Handling Regulation is a fair and accurate English translation.



                                     Mitsui & Co., Ltd.



                                     /s/ Taro Murayama



                                     ------------------------------
                                     Name:  Taro Murayama
                                     Title: General Manager, Legal Division
                                     Date:  September 26, 2002